UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 28, 2008

ZVUE CORPORATION.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
612 Howard Street, Suite 600
San Francisco, CA		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2008, ZVUE Corporation (the “Company”) and the lender (“Lender”) under the Company’s Bridge Note Purchase Agreement, dated as of August 13, 2007 (the “Bridge Note Facility”), entered into an amendment to the Bridge Note Facility, pursuant to which the Bridge Note Facility and the maturity date of the notes sold thereunder were extended to March 1, 2009. The Lender is the Company’s Chief Technical Officer. As of the date hereof, the Company has the right, subject to certain conditions, to require the Lender to purchase up to $3.7 million of additional notes under the Bridge Note Facility.

Item 8.01 Other Events

On April 3, 2007, the Company issued a press release announcing that the Report of Independent Registered Public Accounting Firm, issued by Salberg & Company, P.A., on the consolidated financial statements as of December 31, 2007 and for the years ended December 31, 2007 and 2006, included in its Annual Report on Form 10-KSB filed on March 31, 2008, contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

The Report of Independent Registered Public Accounting Firm was issued in connection with the Company’s 2007 year-end audit, and includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. A similar explanatory paragraph was included in the Report of Independent Registered Public Accounting Firm issued in connection with the audit of the Company’s financial statements as of December 31, 2006 and for the years ended December 31, 2006 and 2005.

A copy of the April 3, 2008 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Dated: April 3, 2008	By:	/s/ Jeff Oscodar
	Name:	Jeff Oscodar
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 3, 2008